UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      June 23, 2006
TD Banknorth Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine		04112-9540

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code   (207) 761-8500
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 23, 2006, TD Banknorth Inc. (“TD Banknorth”) announced that its Board of Directors approved the appointment of Bharat Masrani to serve as President of TD Banknorth, effective in the Fall of 2006. Mr. Masrani will report to William J. Ryan, currently Chairman, President and Chief Executive Officer, who will retain the positions of Chairman and Chief Executive Officer.
     Mr. Masrani currently serves as a Director of TD Banknorth and TD Banknorth, N.A and as Vice Chair and Chief Risk Officer of The Toronto-Dominion Bank (“TD”), the majority shareholder of TD Banknorth. Prior to November 2005, he served as Executive Vice President, Risk Management of TD. Prior to May 2003, he served as Executive Vice President of TD and Vice Chair, Credit Asset Management of TD Securities. Prior to October 2002, he served as Executive Vice President of TD and President and Chief Executive Officer of e.Bank and TD Waterhouse International. Prior to May 2002, he served as Senior Vice President of TD and President and Chief Executive Officer of TD Waterhouse International. Prior to January 2002, he served as Vice Chair, President and Chief Executive Officer of TD Waterhouse Europe and Senior Vice President of TD. Mr. Masrani is 50 years old.
     Mr. Masrani was elected as a director of TD Banknorth at the annual meeting of stockholders by TD, in its capacity as the holder of the Class B common stock. Mr. Masrani will resign as a member of the Board of Directors of TD Banknorth when he assumes the position of President.
     For additional information, see the press release issued by TD Banknorth on June 23, 2006 included as Exhibit 99 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description
99	Press Release, dated June 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.

	By:	/s/ Peter J. Verrill

	Name:	Peter J. Verrill
	Title:	Vice Chair and Chief Operating Officer

Date: June 23, 2006